SCHEDULE 14C INFORMATION

INFORMATION STATEMENT
PURSUANT TO SECTION 14 (C)
OF THE
SECURITIES EXCHANGE ACT OF 1934

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[     ]           Preliminary Information Statement
[     ]           Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2)
[ X ]           Definitive Information Statement

Juniper Group, Inc.
(Exact name of registrant as specified in its charter)

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Juniper Group, Inc.
20283 State Road 7, Suite 300
Boca Raton, FL 33498
(561) 807-8990

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of Juniper Group, Inc.:

This Information Statement is furnished to the stockholders of Juniper Group, Inc., a Nevada corporation (“Juniper”), in connection with our prior receipt of approval by written consent, in  lieu of a special meeting, of the holder of a majority of our voting stock authorizing the Board of Directors of Juniper,  to effectuate a reverse stock split (the “Stock Split”) of the issued and outstanding shares of common stock on a basis of up to 1 for 300 (such action to be referred to as the “Action”).  On June 14, 2010, Juniper obtained the approval of the Action by written consent of a stockholder that is the record owner of 37,720,000 shares of our voting preferred stock which represent an aggregate of 3,341,600,000 votes or approximately 92.5% of the voting power as of June 14, 2010.  The Action cannot be effectuated until 20 days after the mailing of this Information Statement and after the filing of the amended Articles of Incorporation with the Secretary of State of the State of Nevada with respect to the Reverse Stock Split.   A copy of the certificate of amendment effecting the Reverse Stock Split is attached to this Information Statement as Exhibit A.

JUNIPER IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND A PROXY.   Because the written consent of the holder of a majority of our voting power satisfies all applicable stockholder voting requirements, we are not asking for a proxy: please do not send us one.

Only stockholders of record at the close of business on June 14, 2010 shall be given a copy of the Information Statement.  The date on which this Information Statement will be sent to stockholders will be on or about August 6, 2010.

The accompanying Information Statement is for information purposes only.  Please read it carefully.

By Order of the Board of Directors

 /s/ Vlado P. Hreljanovic
Vlado P. Hreljanovic, Chief Executive Officer

Boca Raton, Florida
August 3, 2010

This Information Statement is being furnished to all holders of the common stock of Juniper as of June 14, 2010 in connection with the action taken by written consent of the holder of approximately 92.5% of the outstanding voting power of Juniper to authorize the Board of Directors to effectuate a 1 for 300 reverse stock split of the issued and outstanding shares of common stock

ITEM 1.

INFORMATION STATEMENT

This Information Statement is furnished to the stockholders of Juniper Group, Inc., a Nevada corporation (“Juniper”), in connection with our prior receipt of approval by written consent, in  lieu of a special meeting, of  a holder of a majority of our voting stock power  authorizing the Board of Directors of Juniper, if it deems it advisable, to within the next 12 months,  effectuate a reverse stock split (the “Stock Split”) of the issued and outstanding shares of common stock on a basis of up to 1 for 300  (such action to be referred to as the “Action”).  On June 14, 2010, Juniper obtained the approval of the Action by written consent of the stockholder that is the record owner of 37,720,000 shares of our voting preferred stock which represents an aggregate of 3,341,600,000 votes or approximately 92.5% of the voting power as of June 14, 2010.

The Action cannot be effectuated until 20 days after the mailing of this Information Statement and after the filing of the amended Articles of Incorporation with the Secretary of State of the State of Nevada with respect to the Stock Split.   The amendment to the Articles of Incorporation to effectuate the Stock Split would be filed at a future date and time to be determined by the Board of Directors. A copy of the certificate of amendment effecting the Stock Split is attached to this Information Statement as Exhibit A.  The number of authorized shares of all classes of stock will not be reduced as a result of the proposed Stock Split.

The date on which this Information Statement will be sent to stockholders will be on or about August 6, 2010. This Information Statement is being furnished to all holders of the common stock of Juniper as of June 14, 2010.

The Board of Directors, and a person owning a majority of the outstanding voting securities of Juniper, have unanimously adopted, ratified and approved the proposed Action.  No other votes are required or necessary.

The Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 and the Annual Report on Form 10-K for the year ended December 31, 2009, and any reports on Form 8-K filed by Juniper during the past year with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives.  Juniper is presently current in the filing of all reports required to be filed by it.

 Only one Information Statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices located at 20283 State Route 7, Suite 300, Boca Raton, Florida 33498 stating your name, your shared address, and the address to which we should direct the additional copy of the Information Statement or by calling our principal executive offices at (561) 807-8990. If multiple shareholders sharing an address have received one copy of this Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTE REQUIRED

Pursuant to Juniper’s Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the Action. The Company’s certificate of incorporation does not authorize cumulative voting. As of the Record Date, the Company had 266,946,874 voting shares of common stock issued and outstanding and 37,906,294 shares of voting preferred stock issued and outstanding of which the common stock was entitled to 266,946,874 votes and the preferred stock was entitled to 3,347,188,820 votes.   There are 1,807,067,848 votes required to pass the Action. The consenting stockholder is entitled to 3,341,600,000 votes, which represents approximately 92.5% of the issued and outstanding votes with respect to the

Company’s shares of common stock and preferred stock.  Pursuant to Section 78.320 of the Nevada Revised Statutes, the consenting stockholders voted in favor of the Action described herein in a unanimous written consent, dated June 14, 2010.

BOARD OF DIRECTORS GRANTS AUTHORITY TO CONDUCT UP TO A ONE-FOR-THREE HUNDRED SHARE REVERSE STOCK SPLIT OF JUNIPER’S COMMON STOCK.

Purpose: Juniper’s Board of Directors has unanimously adopted a resolution seeking shareholder approval to authorize the Board of Directors to effectuate a reverse stock split. The Stock Split would reduce the number of outstanding shares of our common stock. The Board of Directors has determined that it would be in the Company’s best interest in the near future to conduct a reverse split of its common stock on up to a 1 for 300 basis and has received the consent of the holder of a majority of the voting power of the Company’s securities to authorize the Board of Directors to conduct such a reverse split.

The primary purposes of the Stock Split are to accomplish the following:

a)  increase the per share price of the common stock to help maintain the interest of the markets;

b)  reduce the number of outstanding shares of common stock to a level more consistent with other public companies with a similar anticipated market capitalization;

c) provide additional shares to fulfill our current obligations with respect to our convertible securities; and

d)  provide the management of the Company with additional flexibility to issue shares to facilitate future stock acquisitions and financing for the Company without the delay and expense of holding a special meeting of shareholders.

For the above reasons, the Board of Directors believes that the reverse stock split is in the best interest of the Company and its shareholders.  There can be no assurance, however, that the reverse stock split will have the desired benefits.

At June 14, 2010, the Company had 9,733,053,126 shares of common stock available for issuance which would currently be sufficient to satisfy the conversion of all outstanding debt obligations and the conversion of the Series B Preferred Stock.  At June 14, 2010, the Company had approximately $5.9 million of convertible debt outstanding and 106,294 shares of Series B Preferred Stock which would currently convert into approximately 4,965,000,000 and 1,303,000,000 shares of common stock, respectively. Since our debt obligations and our Series B Preferred Stock   do not convert into shares of common stock at fixed prices, and certain debt obligations convert at discount rates to the market price, it is difficult for us to accurately quantify the number of shares that we will be required to issue upon such conversions. In the event that the market price of our common stock were to decrease and all of the outstanding debt obligations and the Series B Preferred Stock were to convert into common stock, we would be required to issue substantially more shares of common stock. During the past month the market price of our common stock has decreased by 43%.  If the market price of our common stock were to: (i)  decrease by 25% and all of the outstanding debt obligations and shares of Series B Preferred Stock were to convert into common stock we would be required to issue approximately 8,358,000,000 shares of common stock; (ii) decrease by 50% and all of the outstanding debt obligations and shares of Series B Preferred Stock were to convert into common stock we would be required to issue approximately 12,536,000,000  shares of common stock; and (iii) decrease by 75% and all of the outstanding debt obligations and shares of Series B Preferred Stock were to convert into common stock we would be required to issue approximately 25,073,000,000  shares of common stock.  Likewise,  if the per share price of our common stock were to increase, the shares issued upon conversion of the outstanding debt obligation and the Series B Preferred Stock would be for less shares and the existing shareholders would suffer less dilution from such conversions.  The Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of stock for any purpose not previously disclosed in the Company’s public filings. The Board of Directors believes that a reverse split would provide for the combination of the presently issued and outstanding shares of common stock into a smaller number of shares of identical common stock and provide additional shares for issuance.  The Stock Split would affect all common shareholders uniformly. This process, known as a reverse stock split, would take up to three hundred shares of the presently issued and outstanding common stock on the effective date of the amendment to the articles of incorporation that would carry out the reverse split and convert those shares into one share of the post-reverse stock split common stock.  The conversion rate of all securities convertible into common stock would be proportionately adjusted.

The Board of Directors has indicated that fractional shares will not be issued.  Instead, Juniper will issue one full share of the post-reverse stock split common stock to any shareholder who would have been entitled to receive a fractional share as a result of the process.  Each shareholder will hold the same percentage of the outstanding common stock immediately following the Stock Split as that shareholder did immediately prior to the Stock Split, except for minor adjustment as a result of the additional shares that will need to be issued a result of the treatment of fractional shares.

Effects: The Stock Split will be effected by filing an amendment to the Company’s Articles of Incorporation with the Nevada Secretary of State’s office and will become effective 20 days after the mailing of this Information Statement and upon the filing with the Nevada’s Secretary of State’s office.  The actual timing of any such filing will be made by the Board of Directors based upon its evaluation as to when the filing will be most advantageous to the Company and its shareholders.

Juniper is currently authorized to issue 10,000,000,000 shares of its common stock of which 266,946,874 shares are currently issued and outstanding, 106,294 shares of Series B Convertible Preferred Stock are outstanding, which have  a 1 for 30 voting right for a total of 3,188,820 votes in any stockholder action, 300,000 shares of Series C Convertible Preferred Stock, which have a 1 for 30 voting right for a total of 9,000,000 votes in any shareholder action, 6,500,000 shares of Non-Convertible Series D Voting Preferred Stock, which have a 1 for 60 voting right for a total of 390,000,000 votes in any shareholder action, and 31,000,000 shares of Non-Convertible Series E Voting Preferred Stock, which have a 1 for 95 voting right for a total of 2,945,000,000 votes in any shareholder action.  Currently, a shareholder holding votes of 92.5% of the voting rights has consented in writing to the proposal.  A reverse split on a 1 for 300  basis would reduce the number of issued and outstanding shares of common stock to approximately 889,823 but will not reduce the number of authorized shares of common stock or the number of outstanding or authorized shares of preferred stock.  Since the Stock Split will result in a decrease in the number of outstanding shares of common stock from 266,946,874 to approximately 889,823 and therefore the number of votes held by the holders of the common stock, the voting power of the preferred stock holders will increase as a result of the decrease in the number of outstanding shares of common stock. The Stock Split will not have any effect on the stated par value of the common stock.

The effect of the Stock Split upon existing shareholders of the common stock will be that the total number of shares of Juniper’s common stock held by each shareholders will automatically convert into the number of whole shares of common stock equal to the number of shares of common stock owned immediately prior to the Stock Split divided by up to 300, with an adjustment for any fractional shares.  (Fractional shares will be rounded up into a whole share.)

If acted upon by the Company’s Board of Directors, the consent by the majority of the voting shareholder reported herein would result in a decrease in each common shareholder’s percentage ownership interest in the Company and proportional voting power.  The Stock Split will have no effect on the number of shares of preferred stock outstanding and, therefore, the number of votes relating to the preferred stock will remain unchanged.  Since the Stock Split will result in a decrease in the number of outstanding shares of common stock from 266,946,874 to approximately 889,823 and, as a result a decrease in the total number of votes held by the holders of the common stock, the voting power of the holders of common stock will decrease and the voting power of the holders of preferred stock will increase as a result of the decrease in the number of outstanding shares of common stock. The holders of shares of common stock will, therefore, experience immediate dilution of their voting power.  The rights and privileges of the holders of shares of common stock will be substantially unaffected by the Stock Split.  All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the Stock Split automatically on the effective date of the Stock Split such that the number of shares of common stock into which they are to be converted will be adjusted but the number of votes that the outstanding convertible preferred stock is entitled to shall remain unchanged.   All shares, options, warrants or convertible securities that the Company has agreed to issue (or agrees to issue prior to the effective date of the Stock Split) also will be appropriately adjusted for the Stock Split.

The Stock Split may also result in some shareholders holding “odd lots” of less than 100 shares of common stock.  Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

As a result of the proposal to conduct a Stock Split, Juniper will have more authorized shares available for issuance than it currently has available and therefore, there is a significant risk of shareholder value represented by the common stock being diluted.  The proposed Stock Split creates a risk that current shareholders of the common stock will see the value of those shares diluted through the issuance of additional authorized but currently unissued shares.  The current net tangible book value per share would be diluted if additional shares are issued without an increase taking place in the net book value of the assets of the Company.  The current book value of shares held by existing shareholders would not be maintained in the event additional shares are issued.  In the event that the Board of Directors approves a 1 for 300 reverse split of the common stock and reduces the number of outstanding shares of common stock to approximately 889,823 and then authorizes the issuance of all or a large portion of the 10,000,000,000 authorized shares, that action would have a material dilutive effect upon existing shareholders.

Because the Action results in an increase in the number of authorized but unissued shares of our common stock, it may be construed as having an anti-takeover effect.  Although the Action is not being undertaken for this purpose, in the future the Board of Directors could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of our Company by, for example, privately placing shares with purchasers who might side with the Board of Directors in opposing a hostile takeover bid.   Such use of our common stock could render more difficult, or discourage, an attempt to acquire control of our Company if such transactions were opposed by the Board of Directors.

After the taking of any action to conduct or authorize the reverse split is filed there is not a requirement that shareholders obtain new or replacement share certificates.  Each of the holders of record of shares of the Company’s common stock that is outstanding on the effective date of the Stock Split may contact the Company’s transfer agent to exchange the certificates for new certificates representing the number of whole shares of post-reverse stock split common shares into which the existing shares have been converted as a result of the Stock Split.

EXISTING CERTIFICATES SHOULD NOT BE SENT TO THE COMPANY OR THE TRANSFER AGENT BEFORE THE EFFECTIVE DATE OF THE FILING OF THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION.

Until the shareholder forwards a completed letter of transmittal, together with certificates representing such shareholder’s shares of pre-reverse stock split common stock to the transfer agent and receives in return a new certificate representing shares of post-reverse stock split common stock, such shareholder’s pre-reverse stock split common stock shall be deemed equal to the number of whole shares of post-reverse stock split common shares to which such shareholder is entitled as a result of the Stock Split.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain material federal income tax considerations relating to the proposed Stock Split.  This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof.  Any of these authorities could be repealed, overruled, or modified at any time.  Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special treatment under the federal income tax laws.  This discussion also does not address any tax consequences under state, local or foreign laws.

SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE STOCK SPLIT INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The Stock Split is intended to be a tax-free recapitalization to the Company and its shareholders, except for those shareholders who receive a whole share of common stock in lieu of a fractional share.  Shareholders will not recognize any gain or loss for federal income tax purposes as a result of the Stock Split, except for those shareholders receiving a whole share of common stock in lieu of fractional shares (as described below).  The holding period for shares of common stock after the Stock Split will include the holding period of shares of common stock before the Stock Split, provided, that such shares of common stock are held as a capital asset at the effective date of the amendment.  The adjusted basis of the shares of common stock after the Stock Split will be the same as the adjusted basis of the shares of common stock before the Stock Split excluding the basis of fractional shares.

A shareholder who receives a whole share of common stock in lieu of a fractional share generally may recognize a gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional shares to which the shareholder was otherwise entitled.

QUESTIONS AND ANSWERS REGARDING THE PROPOSED STOCK SPLIT OF THE COMMON STOCK

Q.     WHY IS APPROVAL SOUGHT FOR THE PROPOSED STOCK SPLIT OF THE COMMON STOCK ON A 1 FOR 300 BASIS?

A.     The Board of Directors seeks approval of the Stock Split.  It is the expectation of the Board of Directors that the Stock Split would increase the market price of the resulting common stock and thus maintain a higher level of market interest in the shares, including shares issued pursuant to the Company’s Employee Benefit Plans, provide additional flexibility to management with regard to the issuance of shares and maintaining the proper market capitalization of the Company.   The Board of Directors believes that the Stock Split will enhance the Company’s flexibility with regard to the ability to issue common stock for fulfillment of its current obligations as well as for proper corporate purposes that may be identified from time to time, such as financing, acquisitions, compensation of employees, the establishment of strategic business relationships with other companies or the expansion of Juniper's business or product lines through the acquisition of other businesses or products.

Q.     HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL TO CONDUCT THE PROPOSED STOCK SPLIT?

A.     All members of the Board of Directors have approved the proposal to authorize the Board of Directors to effectuate the Stock Split of the common stock as it is in the best interest of Juniper and the best interest of the current shareholders of Juniper.

Q.     WILL I RECEIVE ANY ADDITIONAL SHARES OR A DIFFERENT CLASS OF SHARES AS A RESULT OF THIS PROPOSAL?

A.     As a current shareholder of Juniper the number of shares that you hold will be affected as a result of the adoption of the proposal to authorize the Stock Split.  For example, a current holder of 270 shares of common stock will remain a holder of 1 share of common stock in the event that the board effectuates a 1 for 300 Stock Split, a holder of 2,600 shares of common stock would become the holder of 9 shares of common stock.  The Stock Split will not will result in different classes or additional shares being sent to existing shareholders.

Q.  WILL THE CHANGE TO THE ARTICLES OF INCORPORATION RESULT IN ANY TAX LIABILITY TO ME?

A.   The proposed Stock Split is intended to be tax free for federal income tax purposes

Q.  WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE PROPOSAL BEING PASSED?

A.  To approve the proposal the affirmative vote of a majority of the potential votes cast as stock holders is required.  Consent in favor of the proposal has already been received from a shareholder holding a majority of the voting power of Juniper.

Q.  WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A.  The Company will pay for the delivery of this information statement.

Q.  WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A: Vlado P. Hreljanovic, President of Juniper, 20283 State Road 7, Suite 300 Boca Raton, FL 33498, (561) 807-8990.

VOTE REQUIRED FOR APPROVAL

Section 78.385 of the Nevada Revised Statutes provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada Corporation. This includes the amendments discussed herein.  The procedure and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation are set forth in Section 78.390.  Section 78.390 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration and must be approved by a majority of the outstanding voting securities.

The Board of Directors of Juniper has adopted, ratified and approved the Stock Split and submitted the proposed changes to the shareholders for their approval.  The securities that are entitled to vote to amend Juniper’s Articles of Incorporation consist of issued and outstanding shares of Juniper’s $0.0001 par value common voting stock outstanding on June 14, 2010 and shares of the Series B, Series C and Series D and Series E Preferred Stock outstanding on June 14, 2010, the record date for determining shareholders who are entitled to notice of and to vote on the proposed amendment to Juniper’s Articles of Incorporation.

DISSENTER'S RIGHTS OF APPRAISAL

The Nevada Revised Statutes (the Nevada Law) do not provide for dissenter's rights in connection with the proposed amendment to the Articles of Incorporation.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on June 14, 2010 as the record date for the determination of the common shareholders entitled to notice of the action by written consent.

At the record date, Juniper had 10 billion shares of common stock authorized with a stated par value of $0.0001, of which 266,946,874 shares of $0.0001 par value common stock were issued and outstanding as of  June 14, 2010.  The holders of shares of common stock are entitled to one vote per share on matters to be voted upon by shareholders.   The holders of shares of common stock are entitled to receive pro rata dividends, when and if declared by the Board of Directors in its discretion, out of funds legally available therefore, but only if dividends on preferred stock have been paid in accordance with the terms of the outstanding preferred stock and there exists no deficiency in the sinking fund for the preferred stock.

Dividends on the common stock are declared by the Board of Directors. Payment of dividends on the common stock in the future, if any, will be subordinate to the preferred stock, must comply with the provisions of the Nevada Revised Statutes and will be determined by the Board of Directors. In addition, the payment of any such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

The holder of a controlling interest equaling 92.5% of the voting power of Juniper, as of the record date, has consented to the proposed amendment to the Articles of Incorporation. The shareholder has consented to the action required to authorize the Stock Split.  This consent was sufficient, without any further action, to provide the necessary shareholder approval of the Action.

According to the Company’s corporate charter, 500,000,000 shares of preferred stock have been authorized for issuance.  As of June 14, 2010, 106,960,357 have been designated for the Company’s five classes of preferred stock, of which 106,935,000 are shares with voting rights.

 12% CONVERTIBLE NON -VOTING PREFERRED STOCK

The Company's 12% non-voting convertible Preferred Stock entitles the holder to dividends equivalent to a rate of 12% of the Preferred Stock liquidation preference of $2.00 per annum (or $.24 per annum) per share payable quarterly on March 1, June 1, September 1, December 1 in cash or common stock of the Company having an equivalent fair market value. As of June 14, 2010, 25,357 shares of the Non-Voting Preferred Stock were outstanding.

The Company’s 12% non-voting convertible Preferred Stock is redeemable, at the option of the Company, at any time on not less than 30 days’ written or published notice to the Preferred Stockholders of record, at a price $2.00 per share (plus all accrued and unpaid dividends). The holders of the Preferred Stock have the opportunity to convert shares of Preferred Stock into Common Stock during the notice period. The Company does not have nor does it intend to establish a sinking fund for the redemption of the Preferred Stock.  As adjusted, the outstanding shares of Preferred Stock would currently be converted into fifteen shares of Common Stock.

 SERIES B VOTING CONVERTIBLE PREFERRED STOCK

The Company filed a Certificate of Designation of Series B Convertible Preferred Stock on January 4, 2006, pursuant to which the Company authorized for issuance 135,000 shares of Series B Preferred Stock, par value $0.10 per share, which shares are currently convertible at a conversion price equal to the volume weighted average price of our common stock, as reported by Bloomberg, during the ten consecutive trading days preceding the conversion date. The holders of the Series B Preferred Stock shall have the right to vote together with the holders of the Corporation’s Common Stock, on a 30 votes per share basis (and not as a separate class) on all matters presented to the holders of the Common Stock.  As of June 14, 2010 there were 106,294 shares of Series B Preferred Stock outstanding.

 SERIES C VOTING CONVERTIBLE PREFERRED STOCK

The Company filed a Certificate of Designation of Series C Convertible Preferred Stock on March 23, 2006, pursuant to which the Company authorized for issuance 300,000 shares of Series C Preferred Stock, par value $0.10 per share, which shares are convertible after (i) the market price of the Common Stock is above $1.00 per share; (ii) the Company’s Common Stock is trading on the OTCBB market or the AMEX; (iii) the Company is in good standing; (iv) the Company must have more than 500 stockholders; (v) the Company must have annual revenue of at least $4,000,000; (vi) the Company has at least $100,000 EBITA for the fiscal year preceding the conversion request. The holders of the Series C Preferred Stock shall have the right to vote together with the holders of the Corporation’s Common Stock, on a 30 votes per share basis (and not as a separate class), on matters presented to the holders of the Common Stock. 300,000 shares of Series C Preferred Stock are issued and outstanding.  220,000 shares of Series C Preferred Stock were issued on February 14, 2008 to the Company’s President and as of June 14, 2010 such shares were all outstanding.

NON-CONVERTIBLE SERIES D VOTING PREFERRED STOCK

The Company filed a Certificate of Designation of Series D Preferred Stock on February 5, 2007 and a Certificate of Change of Number of Authorized Shares and Par Value of Series D Preferred Stock on March 26, 2007, pursuant to which the Company authorized for issuance 6,500,000 shares of Series D Preferred Stock, par value $0.001 per share.   Holders of the Series D Preferred Stock have the right to vote together with holders of the Company’s Common Stock, on a 60-votes-per-share basis (and not as a separate class), on all matters presented to the holders of the Common Stock.  The shares of Series D Preferred Stock are not convertible into Common Stock of the Company.  The Company issued 6,500,000 shares Series D Preferred Stock to the Company’s President and as of June 14, 2010 all such shares were outstanding.

NON-CONVERTIBLE SERIES E VOTING PREFERRED STOCK

The Company filed a Certificate of Designation of Series E Preferred Stock on July 10,  2009, pursuant to which the Company authorized for issuance 100,000,000 of shares of Series E Preferred Stock, par value $0.001 per share.   Holders of the Series E Preferred Stock have the right to vote together with holders of the Company’s Common Stock, on a 95-votes-per-share basis (and not as a separate class), on all matters presented to the holders of the Common Stock.  The shares of Series E Preferred Stock are not convertible into Common Stock of the Company.  The Company issued 31,000,000 shares Series E Preferred Stock to the Company’s President and as of June 14, 2010 all such shares were outstanding.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's common stock as of June 14, 2010, with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of June 14, 2010, there were 266,946,874 shares of common stock issued and outstanding.

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT & NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Preferred Series "D" Stock ($0.001 par value)	Vlado Hreljanovic, President & Chairman 60 Cutter Mill Road, Suite 611 Great Neck, New York 11021	6,500,000 (1)	100%
Preferred Series "E" Stock ($0.001 par value)	Vlado Hreljanovic, President & Chairman 60 Cutter Mill Road, Suite 611 Great Neck, New York 11021	31,000,000 (2)	100%
Preferred Series “C” Stock ($0.10 par value)	Vlado Hreljanovic, President & Chairman 60 Cutter Mill Road, Suite 611 Great Neck, New York 11021	220,000 (3)	73.33%
Common Stock ($0.001 par value)	Vlado P. Hreljanovic, President & Chairman 60 Cutter Mill Road, Suite 611 Great Neck, New York 11021	14 (4)	>0.01%
Common Stock ($0.001 par value)	Barry S. Huston, Director 20 Melby Lane East Hills, New York 11576	0	0.00%
Common Stock ($0.001) par Value	Directors and Executive Officers as a Group	14	>0.001%

(1)	Series D Preferred Stock has voting rights of 60 to 1 of the common stock. These shares give Mr. Hreljanovic 390,000,000 votes in any shareholder vote.
(2) (3) (4)
Series E Preferred Stock has voting rights of 95 to 1 of the common stock. These shares give Mr. Hreljanovic 2,945,000,000 votes in any shareholder vote.
Series C Preferred Stock has voting rights of 30 to 1 of the common stock. These shares give Mr. Hreljanovic 6,600,000 votes in any shareholder votes.
Indirect beneficial ownership of 14 shares of Common Stock owned by Mr. Hreljanovic’s children.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Stock Split or in any action covered by the related resolution adopted by the Board of Directors, which is not shared by all other shareholders.

Nevada Anti-Takeover Provisions

The anti-takeover provisions of Sections 78.411 through 78.445 of the Nevada Corporation Law apply to us.  Section 78.438 of the Nevada law prohibits the Company from merging with or selling more than 5% of our assets or stock to any shareholder who owns or owned more than 10% of any stock or any entity related to a 10% shareholder for three years after the date on which the shareholder acquired our shares, unless the transaction is approved by our Board of Directors.  The provisions also prohibit us from completing any of the transactions described in the preceding sentence with a 10% shareholder who has held the shares more than three years and its related entities unless the transaction is approved by our Board of Directors or a majority of our shares, other than shares owned by that 10% shareholder or any related entity. These provisions could delay, defer or prevent a change in control of the Company.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this Information Statement the following documents we have previously filed with the SEC: our annual report on Form 10-K for period ending December 31, 2009, our quarterly report on Form 10-Q for the quarter ended March 31, 2010 and any reports on Form 8-K filed by Juniper during the past year with the SEC. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Juniper Group, Inc.
20283 State Road 7, Suite 300
Boca Raton, FL 33498
(561) 807-8990
Attention:  Vlado P. Hreljanovic

As we obtained the requisite shareholder vote for the amendment to the Articles of Incorporation described in this information statement upon delivery of written consent from the a holder of a majority of our voting power,  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This information statement is for informational purposes only. Please read this information statement carefully.

Dated: August 3, 2010
By Order of the Board of Directors

/s/ Vlado P. Hreljanovic
Vlado P. Hreljanovic, President and Director

Exhibit “A”

CERTIFICATE OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

JUNIPER GROUP, INC.

Pursuant to NRS 78.2385 and 78.390 of the Nevada Revised Statutes, the undersigned person, desiring to amend the Articles of Incorporation of JUNIPER GROUP, INC., under the laws of the State of Nevada, does hereby sign, verify, and deliver to the Office of the Secretary of State of Nevada, this Amendment to the Articles of Incorporation for the above-named company (hereinafter referred to as the "Company"):

The amendment contained herein was approved by a majority vote of shareholders of the Company on June 12, 2010.

FIRST: The Articles of Incorporation of the Company were first filed and approved by the Office of the Secretary of State of Nevada on January 22, 1997. This Amendment to the Articles will become effective upon the filing of the Certificate with the Nevada Secretary of State.

SECOND:  Article III shall be amended by adding at the end thereof the following:

“Effective as of  ____, 2010, each share of common stock of the Corporation issued and outstanding as of the record date set by the Corporation's Board of Directors will be subject to a 1 for 300 reverse split, with all fractional shares being rounded up to the nearest whole share.”

All other aspects of Article III shall remain unchanged.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Articles of Incorporation to be signed by Vlado P. Hreljanovic, it’s Chief Executive Officer, on this    day of    , 2010.

_/s/Vlado P. Hreljanovic Vlado P. Hreljanovic Chief Executive Officer